UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014
WATERSTONE FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36271 (Commission File Number)	90-1026709 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 7, 2014, Waterstone Financial, Inc. (the "Company") and its wholly-owned subsidiary, WaterStone Bank SSB (the "Bank"), appointed Allan R. Hosack as Senior Vice President and Chief Financial Officer of the Company, effective February 10, 2014.

Mr. Hosack, age 47, served as an account executive at Marsh & McLennan from October 2013 until January 2014, providing risk management solutions to banks, registered investment advisors and registered investment corporations.  He previously served as Chief Financial Officer of Marshall & Ilsley Wealth Management/BMO Harris Global Asset Management, from 2007 to 2013.  Mr. Hosack's previous positions also include serving as Vice President/Director of Planning/Restructuring at Marshall & Ilsley Corporation and Vice President/Director of Planning/Restructuring of Union Planters Bank, after starting his career at the accounting firms of KPMG LLP and Ernst & Young LLP.

Item 8.01                          Other Events

On February 7, 2014, the Company issued a press release announcing the appointment of Mr. Hosack.  The press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01                          Financial Statements and Exhibits
 (d)            Exhibits
Exhibit                          Description
        99.1            Press release dated February 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: February 10, 2014	/s/ William F. Bruss
Name: William F. Bruss
Title: Chief Operating Officer